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                                                                     EXHIBIT 4.2

NUMBER                                                         SHARES
XX                                                             XX

                            DEVON HOLDCO CORPORATION

THIS CERTIFIES THAT                                            IS THE OWNER OF
                        FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF DEVON HOLDCO CORPORATION TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE
CORPORATION THIS                         DAY OF              A.D.             .

---------------------------                          --------------------------
Secretary                                            President